EXHIBIT 99.1

Contacts:

Ron Farnsworth	Bradley Howes
EVP/Chief Financial Officer	SVP/Director of Investor Relations
Umpqua Holdings Corporation	Umpqua Holdings Corporation
503-727-4108	503-727-4226
ronfarnsworth@umpquabank.com	bradhowes@umpquabank.com

UMPQUA REPORTS QUARTERLY AND ANNUAL RESULTS

Fourth quarter 2017 net earnings of $82.8 million, or $0.38 per common share
Full-year 2017 net earnings of $246.9 million, or $1.12 per common share
Annual loan and lease growth of $1.6 billion, or 9%, and deposit growth of $927.3 million, or 5%

PORTLAND, Ore. – January 23, 2018 – Umpqua Holdings Corporation (NASDAQ: UMPQ) (the “Company”) reported net earnings available to common shareholders of $82.8 million for the fourth quarter of 2017, compared to $61.3 million for the third quarter of 2017 and $69.2 million for the fourth quarter of 2016. Earnings per diluted common share were $0.38 for the fourth quarter of 2017, compared to $0.28 for the third quarter of 2017 and $0.31 for the fourth quarter of 2016.

For the twelve months ended December 31, 2017, the Company reported net earnings available to common shareholders of $246.9 million, or $1.12 per diluted common share, up from $232.8 million, or $1.05 per diluted common share, for the twelve months ended December 31, 2016.

“2017 was a pivotal year for Umpqua. We delivered solid financial performance and strong balance sheet growth, while developing and making good progress on Umpqua Next Gen, our long-term strategic initiative to deliver enhanced profitability while modernizing and evolving the institution to implement our human digital banking strategy,” said Cort O'Haver, president and CEO of Umpqua Holdings Corporation. “The organization’s discipline and hard work last year has positioned us well for 2018 and beyond. Building on that foundation, and in light of recent tax reform, Umpqua is planning to accelerate strategic investments in our associates, communities, and digital and technology projects to enhance the customer experience, which we believe will enhance shareholder value.”

Notable items that impacted the fourth quarter 2017 financial results included:

•
$26.9 million net benefit to the provision for income taxes related to a revaluation of the net deferred tax liability and amortization of tax credit investments associated with the passage of the Tax Cuts and Jobs Act ("Tax Act"), partially offset by the non-deductibility of certain executive compensation.

•
In light of the Tax Act, the Company took the opportunity to make additional investments, including expenses of $3.2 million related to employee profit sharing and $2.0 million in donations to the Umpqua Bank Charitable Foundation.

Umpqua Reports Fourth Quarter and Full-Year 2017 Results
January 23, 2018

•
$2.0 million gain related to the fair value change of the MSR asset, compared to a negative adjustment of $9.2 million in the prior quarter and a $16.5 million gain in the same period of the prior year.

•
$0.2 million gain related to the fair value change of the debt capital market swap derivatives, compared to a negative adjustment of $0.2 million in the prior quarter and a gain of $4.6 million in the same period of the prior year.

•	$3.1 million of exit or disposal costs, related primarily to planned store consolidations, compared to $1.6 million in the prior quarter and $1.2 million in the same period of the prior year.

•
$10.0 million net loss on junior subordinated debentures carried at fair value, compared to a loss of $1.6 million in both the prior quarter and the same period of the prior year. The incremental net loss this quarter, relative to prior quarter levels, reflected the change in fair value for continued tightening of market credit spreads.

Full-Year 2017 Highlights (comparisons are to prior year):

•	Gross loan and lease growth of $1.6 billion, or 9%;

•	Deposit growth of $927.3 million, or 5%;

•
Net interest income increased by $15.3 million, driven primarily by higher average balances of loans and leases, partially offset by lower net interest margin and a lower level of accretion of the credit discount;

•	Provision for loan and lease losses increased by $5.6 million primarily due to loan and lease growth, along with a $2.6 million increase in net charge-offs;

•
Non-interest income decreased by $21.1 million, driven primarily by lower residential mortgage banking revenue and the higher net loss on junior subordinated debentures carried at fair value (see notable items above), partially offset by higher other income;

•	Non-interest expense increased by $10.7 million, driven primarily by higher salaries and benefits expense; and

•	Paid dividends of $0.68 per common share, repurchased 325,000 shares of stock, and grew tangible book value[1] by 5%, or $0.48 per share.

1 "Non-GAAP" financial measure. More information regarding this measurement and a reconciliation to the comparable GAAP measurement is provided under the heading Non-GAAP Financial Measures below.

Fourth Quarter 2017 Highlights (comparisons are to prior quarter):

•	Gross loan and lease growth of $402.4 million, or 9% annualized;

•	Deposit growth of $96.4 million, or 2% annualized;

•	Net interest income was flat, as the growth in the loan and lease portfolio was offset by lower accretion of the credit discount;

•	Provision for loan and lease losses increased by $0.9 million;

•
Non-interest income decreased by $3.4 million, driven primarily by the $8.4 million increase in net loss on junior subordinated debentures carried at fair value (see notable items above) and lower gains from portfolio loan sales, partially offset by higher mortgage banking revenue attributable to a linked quarter increase in the fair value change of the MSR asset;

•	Non-interest expense increased by $4.4 million, reflecting the additional investments resulting from tax reform (see notable items above), partially offset by lower merger-related expense;

•	Non-performing assets to total assets increased to 0.37%, driven primarily by two larger non-performing loans;

•	Estimated total risk-based capital ratio of 14.0% and estimated Tier 1 common to risk weighted assets ratio of 11.0%;

•	Declared quarterly cash dividend of $0.18 per common share; and

•	Repurchased 100,000 shares of common stock for $2.1 million.

Balance Sheet
Total consolidated assets were $25.7 billion as of December 31, 2017, compared to $25.7 billion as of September 30, 2017 and $24.8 billion as of December 31, 2016. Including secured off-balance sheet lines of credit, total available liquidity was $9.8 billion as of December 31, 2017, representing 38% of total assets and 49% of total deposits.

Umpqua Reports Fourth Quarter and Full-Year 2017 Results
January 23, 2018

Gross loans and leases were $19.1 billion as of December 31, 2017, an increase of $402.4 million from $18.7 billion as of September 30, 2017. This increase reflects balanced growth across the Company's commercial, equipment finance, multifamily and residential real estate portfolios. During the fourth quarter of 2017, the Company sold $29.8 million of leases and equipment finance loans.

Total deposits were $19.9 billion as of December 31, 2017, an increase of $96.4 million from $19.9 billion as of September 30, 2017. This increase was primarily attributable to growth in money market accounts, partially offset by a decline in time deposits.

Net Interest Income
Net interest income was $220.6 million for the fourth quarter of 2017, up $0.2 million from the prior quarter. This increase was driven primarily by higher average interest-earning assets resulting from the strong growth in loans and leases during the quarter. This was partially offset by a lower level of accretion of the credit discount on loans acquired from Sterling Financial Corporation (“Sterling”), which decreased by $3.9 million from the prior quarter level.

The Company’s net interest margin was 3.88% for the fourth quarter of 2017, down 6 basis points from 3.94% for the third quarter of 2017. The linked quarter decrease was driven primarily by the lower level of accretion on purchased credit impaired loans.

Credit Quality
The allowance for loan and lease losses was $140.6 million, or 0.74% of loans and leases, as of December 31, 2017. During the fourth quarter of 2017, the Company recorded $4.1 million of accretion related to the credit discount on acquired loans from Sterling, compared to $8.0 million in the prior quarter. As of December 31, 2017, the Sterling purchased non-credit impaired loans had approximately $26.2 million of remaining credit discount that will accrete into interest income over the life of the loans, and the Sterling purchased credit impaired loan pools had approximately $25.4 million of remaining total discount.

The provision for loan and lease losses was $12.9 million for the fourth quarter of 2017, up $0.9 million from the prior quarter level. Net charge-offs increased by 5 basis points from the prior quarter to 0.25% of average loans and leases for the fourth quarter of 2017 (annualized). As of December 31, 2017, non-performing assets increased to 0.37% of total assets, from 0.30% as of September 30, 2017 and from 0.25% as of December 31, 2016. This increase was driven primarily by two larger loans which moved to non-performing status during the quarter.

Non-interest Income
Non-interest income was $72.0 million for the fourth quarter of 2017, down $3.4 million from the prior quarter. The current quarter's non-interest income included gains of $2.0 million and $0.2 million related to fair value changes of the MSR asset and the debt capital market swap derivatives, respectively. This compares to fair value losses of $9.2 million and $0.2 million for the MSR asset and debt capital market swap derivatives, respectively, during the third quarter of 2017. The net loss on junior subordinated debentures carried at fair value was $10.0 million for the fourth quarter of 2017, compared to a net loss of $1.6 million in the prior quarter, reflecting the change in fair value related to the continued tightening of market credit spreads.

Net revenue from the origination and sale of residential mortgages was $29.9 million for the fourth quarter of 2017, down $2.9 million from the prior quarter. For-sale mortgage origination volume decreased by 5% from the prior quarter, while the home lending gain on sale margin decreased by 17 basis points to 3.51% for the fourth quarter of 2017. Of the current quarter’s mortgage production, 67% related to purchase activity, compared to 74% for the prior quarter and 63% for the same period in the prior year.

Gain on loan sales decreased by $4.3 million from the prior quarter, reflecting a lower level of portfolio loan sales compared to the prior quarter.

Umpqua Reports Fourth Quarter and Full-Year 2017 Results
January 23, 2018

Non-interest Expense
Non-interest expense was $192.8 million for the fourth quarter of 2017, up $4.4 million from the prior quarter level. This increase over the prior quarter level was primarily driven by additional investments made by the Company as a result of the Tax Act, including a $3.2 million increase in salaries and benefits expense related to employee profit sharing and a $2.0 million increase in other expense related to donations to the Umpqua Bank Charitable Foundation. These were partially offset by lower merger-related expenses.

Capital
As of December 31, 2017, the Company’s tangible book value per share1 increased to $9.98 from $9.83 in the prior quarter. During the fourth quarter of 2017, the Company repurchased 100,000 shares of common stock for $2.1 million.

The Company’s estimated total risk-based capital ratio was 14.0% and its estimated Tier 1 common equity to risk weighted assets ratio was 11.0% as of December 31, 2017. The Company remains above current “well-capitalized” regulatory minimums. The regulatory capital ratios as of December 31, 2017 are estimates, pending completion and filing of the Company’s regulatory reports.

1 "Non-GAAP" financial measure. More information regarding this measurement and a reconciliation to the comparable GAAP measurement is provided under the heading Non-GAAP Financial Measures below.

Umpqua Reports Fourth Quarter and Full-Year 2017 Results
January 23, 2018

Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures. The Company believes that these non-GAAP financial measures provide investors with information useful in understanding the Company’s financial performance; however, readers of this document are urged to review these non-GAAP financial measures in conjunction with the GAAP results as reported.

Management believes tangible common equity and the tangible common equity ratio are useful measures of capital adequacy because they provide a meaningful base for period-to-period and company-to-company comparisons, which management believes will assist investors in assessing the capital of the Company and the ability to absorb potential losses. Tangible common equity is calculated as total shareholders' equity less goodwill and other intangible assets, net (excluding MSRs). Tangible assets are total assets less goodwill and other intangible assets, net (excluding MSRs).  The tangible common equity ratio is calculated as tangible common shareholders’ equity divided by tangible assets.

The following table provides reconciliations of ending shareholders’ equity (GAAP) to ending tangible common equity (non-GAAP), and ending assets (GAAP) to ending tangible assets (non-GAAP).

(Dollars in thousands, except per share data)	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016
Total shareholders' equity	$4,015,763	$3,985,260	$3,958,845	$3,931,150	$3,916,795
Subtract:
Goodwill	1,787,651	1,787,651	1,787,651	1,787,651	1,787,651
Other intangible assets, net	30,130	31,819	33,508	35,197	36,886
Tangible common shareholders' equity	$2,197,982	$2,165,790	$2,137,686	$2,108,302	$2,092,258
Total assets	$25,742,416	$25,695,663	$25,257,784	$24,861,458	$24,813,119
Subtract:
Goodwill	1,787,651	1,787,651	1,787,651	1,787,651	1,787,651
Other intangible assets, net	30,130	31,819	33,508	35,197	36,886
Tangible assets	$23,924,635	$23,876,193	$23,436,625	$23,038,610	$22,988,582
Common shares outstanding at period end	220,149	220,225	220,205	220,349	220,177

Common equity ratio	15.60%	15.51%	15.67%	15.81%	15.79%
Tangible common equity ratio	9.19%	9.07%	9.12%	9.15%	9.10%
Book value per common share	$18.24	$18.10	$17.98	$17.84	$17.79
Tangible book value per common share	$9.98	$9.83	$9.71	$9.57	$9.50

Umpqua Reports Fourth Quarter and Full-Year 2017 Results
January 23, 2018

About Umpqua Holdings Corporation
Umpqua Holdings Corporation (NASDAQ: UMPQ) is the parent company of Umpqua Bank, an Oregon-based community bank recognized for its entrepreneurial approach, innovative customer experience, and distinctive banking solutions. Umpqua Bank has locations across Oregon, Washington, California, Idaho and Nevada. Umpqua Holdings also owns a retail brokerage subsidiary, Umpqua Investments, Inc., which has locations in Umpqua Bank stores and in dedicated offices in Oregon, and Pivotus Ventures, an innovation studio headquartered in Silicon Valley focused on creating key technologies and business models that transform finance and commerce. Umpqua Holdings Corporation is headquartered in Portland, Oregon. For more information, visit umpquabank.com.

Earnings Conference Call Information
The Company will host its fourth quarter 2017 earnings conference call on Wednesday, January 24, 2018, at 10:00 a.m. PT (1:00 p.m. ET). During the call, the Company will provide an update on recent activities and discuss its fourth quarter and full-year 2017 financial results. There will be a live question-and-answer session following the presentation. To join the call, please dial (877) 440-5803 ten minutes prior to the start time and enter conference ID: 8419276. A re-broadcast will be available approximately two hours after the call by dialing (888) 203-1112 and entering conference ID 8419276. The earnings conference call will also be available as an audiocast, which can be accessed on the Company’s investor relations page at umpquabank.com.

Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to various risk factors, including those set forth from time to time in our filings with the SEC. You should not place undue reliance on forward-looking statements and we undertake no obligation to update any such statements. In this press release we make forward-looking statements about the timing and impact of digital and technology initiatives and the credit discount accretion related to loans acquired from Sterling. Risks that could cause results to differ from forward-looking statements we make are set forth in our filings with the SEC and include, without limitation, prolonged low interest rate environment; the effect of interest rate increases on the cost of deposits; unanticipated weakness in loan demand or loan pricing; deterioration in the economy; lack of strategic growth opportunities or our failure to execute on those opportunities; our ability to effectively manage problem credits; our ability to successfully implement efficiency initiatives; our ability to successfully develop and market new products and technology; and changes in laws or regulations.

Umpqua Reports Fourth Quarter and Full-Year 2017 Results
January 23, 2018

Umpqua Holdings Corporation
Consolidated Statements of Income
(Unaudited)

	Quarter Ended					% Change
(In thousands, except per share data)	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Seq. Quarter	Year over Year
Interest income:
Loans and leases	$223,206	$223,321	$212,998	$205,996	$209,812	0%	6%
Interest and dividends on investments:
Taxable	14,857	13,979	15,220	13,931	10,630	6%	40%
Exempt from federal income tax	2,121	2,125	2,237	2,242	2,229	0%	(5)%
Dividends	386	357	360	388	336	8%	15%
Temporary investments and interest bearing deposits	1,565	934	324	1,557	1,696	68%	(8)%
Total interest income	242,135	240,716	231,139	224,114	224,703	1%	8%
Interest expense:
Deposits	13,241	12,052	10,641	9,648	9,288	10%	43%
Repurchase agreements and federal funds purchased	43	81	321	30	32	(47)%	34%
Term debt	3,496	3,491	3,662	3,510	3,413	0%	2%
Junior subordinated debentures	4,734	4,628	4,437	4,201	4,174	2%	13%
Total interest expense	21,514	20,252	19,061	17,389	16,907	6%	27%
Net interest income	220,621	220,464	212,078	206,725	207,796	0%	6%
Provision for loan and lease losses	12,928	11,997	10,657	11,672	13,171	8%	(2)%
Non-interest income:
Service charges on deposits	15,413	15,849	15,478	14,729	15,323	(3)%	1%
Brokerage revenue	4,226	3,832	3,903	4,122	4,230	10%	0%
Residential mortgage banking revenue, net	42,118	33,430	33,894	26,834	58,448	26%	(28)%
(Loss) gain on investment securities, net	—	(6)	35	(2)	—	(100)%	0%
Gain on loan sales	3,688	7,969	3,310	1,754	4,060	(54)%	(9)%
Loss on junior subordinated debentures carried at fair value	(10,010)	(1,590)	(1,572)	(1,555)	(1,589)	530%	530%
BOLI income	2,015	2,041	2,089	2,069	2,107	(1)%	(4)%
Other income	14,595	13,877	13,982	12,274	16,041	5%	(9)%
Total non-interest income	72,045	75,402	71,119	60,225	98,620	(4)%	(27)%
Non-interest expense:
Salaries and employee benefits	114,414	108,732	108,561	106,473	105,406	5%	9%
Occupancy and equipment, net	37,269	37,648	36,955	38,673	37,618	(1)%	(1)%
Intangible amortization	1,689	1,689	1,689	1,689	1,867	0%	(10)%
FDIC assessments	2,075	4,405	4,447	4,087	3,985	(53)%	(48)%
(Gain) loss on other real estate owned, net	(83)	(99)	(457)	82	(197)	(16)%	(58)%
Merger related expenses	—	6,664	1,640	1,020	3,218	(100)%	(100)%
Other expense	37,422	29,315	31,186	30,690	31,571	28%	19%
Total non-interest expense	192,786	188,354	184,021	182,714	183,468	2%	5%
Income before provision for income taxes	86,952	95,515	88,519	72,564	109,777	(9)%	(21)%
Provision for income taxes	4,105	34,182	31,707	26,561	40,502	(88)%	(90)%
Net income	82,847	61,333	56,812	46,003	69,275	35%	20%
Dividends and undistributed earnings allocated to participating securities	16	14	14	12	33	14%	(52)%
Net earnings available to common shareholders	$82,831	$61,319	$56,798	$45,991	$69,242	35%	20%

Weighted average basic shares outstanding	220,194	220,215	220,310	220,287	220,190	0%	0%
Weighted average diluted shares outstanding	220,873	220,755	220,753	220,779	220,756	0%	0%
Earnings per common share – basic	$0.38	$0.28	$0.26	$0.21	$0.31	36%	23%
Earnings per common share – diluted	$0.38	$0.28	$0.26	$0.21	$0.31	36%	23%

Umpqua Reports Fourth Quarter and Full-Year 2017 Results
January 23, 2018

Umpqua Holdings Corporation
Consolidated Statements of Income
(Unaudited)

	Year Ended		% Change
(In thousands, except per share data)	Dec 31, 2017	Dec 31, 2016	Year over Year
Interest income:
Loans and leases	$865,521	$850,067	2%
Interest and dividends on investments:
Taxable	57,987	46,427	25%
Exempt from federal income tax	8,725	8,828	(1)%
Dividends	1,491	1,399	7%
Temporary investments and interest bearing deposits	4,380	3,918	12%
Total interest income	938,104	910,639	3%
Interest expense:
Deposits	45,582	35,240	29%
Repurchase agreements and federal funds purchased	475	132	260%
Term debt	14,159	15,005	(6)%
Junior subordinated debentures	18,000	15,674	15%
Total interest expense	78,216	66,051	18%
Net interest income	859,888	844,588	2%
Provision for loan and lease losses	47,254	41,674	13%
Non-interest income:
Service charges on deposits	61,469	61,268	0%
Brokerage revenue	16,083	17,033	(6)%
Residential mortgage banking revenue, net	136,276	157,863	(14)%
Gain on investment securities, net	27	858	(97)%
Gain on loan sales	16,721	13,356	25%
Loss on junior subordinated debentures carried at fair value	(14,727)	(6,323)	133%
BOLI income	8,214	8,514	(4)%
Other income	54,728	47,371	16%
Total non-interest income	278,791	299,940	(7)%
Non-interest expense:
Salaries and employee benefits	438,180	424,830	3%
Occupancy and equipment, net	150,545	151,944	(1)%
Intangible amortization	6,756	8,622	(22)%
FDIC assessments	15,014	15,508	(3)%
Gain on other real estate owned, net	(557)	(279)	100%
Merger related expenses	9,324	15,313	(39)%
Goodwill impairment	—	142	nm
Other expense	128,613	121,075	6%
Total non-interest expense	747,875	737,155	1%
Income before provision for income taxes	343,550	365,699	(6)%
Provision for income taxes	96,555	132,759	(27)%
Net income	246,995	232,940	6%
Dividends and undistributed earnings allocated to participating securities	56	125	(55)%
Net earnings available to common shareholders	$246,939	$232,815	6%

Weighted average basic shares outstanding	220,251	220,282	0%
Weighted average diluted shares outstanding	220,836	220,908	0%
Earnings per common share – basic	$1.12	$1.06	6%
Earnings per common share – diluted	$1.12	$1.05	7%
nm = not meaningful

Umpqua Reports Fourth Quarter and Full-Year 2017 Results
January 23, 2018

Umpqua Holdings Corporation Consolidated Balance Sheets
(Unaudited)

						% Change
(In thousands, except per share data)	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Seq. Quarter	Year over Year
Assets:
Cash and due from banks	$330,856	$304,760	$320,027	$262,655	$331,994	9%	0%
Interest bearing cash and temporary investments	303,424	540,806	295,937	421,991	1,117,438	(44)%	(73)%
Investment securities:
Trading, at fair value	12,255	11,919	11,467	11,241	10,964	3%	12%
Available for sale, at fair value	3,065,769	3,047,358	3,132,566	3,243,408	2,701,220	1%	13%
Held to maturity, at amortized cost	3,803	3,905	4,017	4,121	4,216	(3)%	(10)%
Loans held for sale	259,518	417,470	451,350	372,073	387,318	(38)%	(33)%
Loans and leases	19,080,184	18,677,762	18,321,142	17,829,638	17,508,663	2%	9%
Allowance for loan and lease losses	(140,608)	(139,503)	(136,867)	(136,292)	(133,984)	1%	5%
Loans and leases, net	18,939,576	18,538,259	18,184,275	17,693,346	17,374,679	2%	9%
Restricted equity securities	43,508	45,509	45,511	45,522	45,528	(4)%	(4)%
Premises and equipment, net	269,182	276,316	288,853	293,133	303,882	(3)%	(11)%
Goodwill	1,787,651	1,787,651	1,787,651	1,787,651	1,787,651	0%	0%
Other intangible assets, net	30,130	31,819	33,508	35,197	36,886	(5)%	(18)%
Residential mortgage servicing rights, at fair value	153,151	141,225	141,832	142,344	142,973	8%	7%
Other real estate owned	11,734	4,160	4,804	6,518	6,738	182%	74%
Bank owned life insurance	306,864	305,572	303,894	301,777	299,673	0%	2%
Deferred tax assets, net	—	—	—	8,464	34,322	0%	(100)%
Other assets	224,995	238,934	252,092	232,017	227,637	(6)%	(1)%
Total assets	$25,742,416	$25,695,663	$25,257,784	$24,861,458	$24,813,119	0%	4%
Liabilities:
Deposits	$19,948,300	$19,851,910	$19,459,950	$19,167,293	$19,020,985	0%	5%
Securities sold under agreements to repurchase	294,299	321,542	330,189	304,280	352,948	(8)%	(17)%
Term debt	802,357	852,306	852,219	852,308	852,397	(6)%	(6)%
Junior subordinated debentures, at fair value	277,155	266,875	265,423	263,605	262,209	4%	6%
Junior subordinated debentures, at amortized cost	100,609	100,690	100,770	100,851	100,931	0%	0%
Deferred tax liability, net	37,503	51,423	34,296	—	—	(27)%	100%
Other liabilities	266,430	265,657	256,092	241,971	306,854	0%	(13)%
Total liabilities	21,726,653	21,710,403	21,298,939	20,930,308	20,896,324	0%	4%
Shareholders' equity:
Common stock	3,517,258	3,516,558	3,514,094	3,516,537	3,515,299	0%	0%
Retained earnings	519,067	476,226	454,802	433,417	422,839	9%	23%
Accumulated other comprehensive loss (1)	(20,562)	(7,524)	(10,051)	(18,804)	(21,343)	173%	(4)%
Total shareholders' equity	4,015,763	3,985,260	3,958,845	3,931,150	3,916,795	1%	3%
Total liabilities and shareholders' equity	$25,742,416	$25,695,663	$25,257,784	$24,861,458	$24,813,119	0%	4%

Common shares outstanding at period end	220,149	220,225	220,205	220,349	220,177	0%	0%
Book value per common share	$18.24	$18.10	$17.98	$17.84	$17.79	1%	3%
Tangible book value per common share	$9.98	$9.83	$9.71	$9.57	$9.50	2%	5%
Tangible equity - common	$2,197,982	$2,165,790	$2,137,686	$2,108,302	$2,092,258	1%	5%
Tangible common equity to tangible assets	9.19%	9.07%	9.12%	9.15%	9.10%	0.12	0.09

(1)	Preliminary. Pending FASB guidance regarding the Financial Reporting Effects of the Tax Cuts and Jobs Act.

Umpqua Reports Fourth Quarter and Full-Year 2017 Results
January 23, 2018

Umpqua Holdings Corporation
Loan & Lease Portfolio
(Unaudited)

(Dollars in thousands)	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	% Change
	Amount	Amount	Amount	Amount	Amount	Seq. Quarter	Year over Year
Loans & leases:
Commercial real estate:
Non-owner occupied term, net	$3,491,137	$3,475,243	$3,401,679	$3,410,914	$3,330,442	0%	5%
Owner occupied term, net	2,488,251	2,467,995	2,593,395	2,584,183	2,599,055	1%	(4)%
Multifamily, net	3,087,792	2,993,203	2,964,851	2,885,164	2,858,956	3%	8%
Commercial construction, net	540,707	521,666	464,690	471,007	463,625	4%	17%
Residential development, net	165,865	186,400	165,956	145,479	142,984	(11)%	16%
Commercial:
Term, net	1,944,987	1,819,664	1,686,597	1,620,311	1,508,780	7%	29%
Lines of credit & other, net	1,166,173	1,134,045	1,153,409	1,114,160	1,116,259	3%	4%
Leases & equipment finance, net	1,167,503	1,137,732	1,082,651	1,000,376	950,588	3%	23%
Residential real estate:
Mortgage, net	3,192,185	3,094,361	3,021,331	2,916,924	2,887,971	3%	11%
Home equity lines & loans, net	1,103,297	1,079,931	1,056,848	1,015,138	1,011,844	2%	9%
Consumer & other, net	732,287	767,522	729,735	665,982	638,159	(5)%	15%
Total, net of deferred fees and costs	$19,080,184	$18,677,762	$18,321,142	$17,829,638	$17,508,663	2%	9%

Loan & leases mix:
Commercial real estate:
Non-owner occupied term, net	18%	19%	19%	19%	19%
Owner occupied term, net	13%	13%	14%	14%	15%
Multifamily, net	16%	16%	16%	16%	16%
Commercial construction, net	3%	3%	3%	3%	3%
Residential development, net	1%	1%	1%	1%	1%
Commercial:
Term, net	10%	10%	9%	9%	9%
Lines of credit & other, net	6%	6%	6%	6%	6%
Leases & equipment finance, net	6%	6%	6%	6%	5%
Residential real estate:
Mortgage, net	17%	16%	16%	16%	16%
Home equity lines & loans, net	6%	6%	6%	6%	6%
Consumer & other, net	4%	4%	4%	4%	4%
Total	100%	100%	100%	100%	100%

Umpqua Reports Fourth Quarter and Full-Year 2017 Results
January 23, 2018

Umpqua Holdings Corporation
Deposits by Type/Core Deposits
(Unaudited)

(Dollars in thousands)	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	% Change
	Amount	Amount	Amount	Amount	Amount	Seq. Quarter	Year over Year
Deposits:
Demand, non-interest bearing	$6,505,628	$6,571,471	$6,112,480	$6,021,585	$5,861,469	(1)%	11%
Demand, interest bearing	2,384,133	2,394,240	2,371,386	2,327,226	2,296,532	0%	4%
Money market	7,037,891	6,700,261	6,755,707	6,784,442	6,932,717	5%	2%
Savings	1,446,860	1,444,801	1,427,677	1,400,330	1,325,757	0%	9%
Time	2,573,788	2,741,137	2,792,700	2,633,710	2,604,510	(6)%	(1)%
Total	$19,948,300	$19,851,910	$19,459,950	$19,167,293	$19,020,985	0%	5%

Total core deposits (1)	$18,263,802	$18,005,730	$17,561,956	$17,427,832	$17,318,003	1%	5%

Deposit mix:
Demand, non-interest bearing	33%	33%	32%	31%	31%
Demand, interest bearing	12%	12%	12%	12%	12%
Money market	35%	34%	35%	36%	36%
Savings	7%	7%	7%	7%	7%
Time	13%	14%	14%	14%	14%
Total	100%	100%	100%	100%	100%

Number of open accounts:
Demand, non-interest bearing	397,427	394,755	389,767	385,859	384,040
Demand, interest bearing	78,853	79,899	80,594	81,570	82,520
Money market	55,175	55,659	55,795	55,903	56,031
Savings	162,453	162,556	161,369	160,323	159,080
Time	46,861	47,129	47,339	47,365	47,705
Total	740,769	739,998	734,864	731,020	729,376

Average balance per account:
Demand, non-interest bearing	$16.4	$16.6	$15.7	$15.6	$15.3
Demand, interest bearing	30.2	30.0	29.4	28.5	27.8
Money market	127.6	120.4	121.1	121.4	123.7
Savings	8.9	8.9	8.8	8.7	8.3
Time	54.9	58.2	59.0	55.6	54.6
Total	$26.9	$26.8	$26.5	$26.2	$26.1

(1) Core deposits are defined as total deposits less time deposits greater than $100,000.

Umpqua Reports Fourth Quarter and Full-Year 2017 Results
January 23, 2018

Umpqua Holdings Corporation
Credit Quality – Non-performing Assets
(Unaudited)

	Quarter Ended					% Change
(Dollars in thousands)	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Seq. Quarter	Year over Year
Non-performing assets:
Loans and leases on non-accrual status	$51,465	$44,573	$26,566	$28,915	$27,765	15%	85%
Loans and leases past due 90+ days and accruing (1)	30,994	29,073	27,252	23,421	28,369	7%	9%
Total non-performing loans and leases	82,459	73,646	53,818	52,336	56,134	12%	47%
Other real estate owned	11,734	4,160	4,804	6,518	6,738	182%	74%
Total non-preforming assets	$94,193	$77,806	$58,622	$58,854	$62,872	21%	50%

Performing restructured loans and leases	$32,157	$45,813	$52,861	$43,029	$40,667	(30)%	(21)%
Loans and leases past due 31-89 days	$43,870	$32,251	$31,153	$49,530	$30,425	36%	44%
Loans and leases past due 31-89 days to total loans and leases	0.23%	0.17%	0.17%	0.28%	0.17%
Non-performing loans and leases to total loans and leases (1)	0.43%	0.39%	0.29%	0.29%	0.32%
Non-performing assets to total assets (1)	0.37%	0.30%	0.23%	0.24%	0.25%

(1)
Excludes non-performing mortgage loans guaranteed by Ginnie Mae, which Umpqua has the unilateral right to repurchase but has not done so, totaling $12.4 million, $12.3 million, $16.3 million, $5.3 million, and $10.9 million at December 31, 2017, September 30, 2017, June 30, 2017, March 31, 2017, and December 31, 2016, respectively.

Umpqua Reports Fourth Quarter and Full-Year 2017 Results
January 23, 2018

Umpqua Holdings Corporation
Credit Quality – Allowance for Loan and Lease Losses
(Unaudited)

	Quarter Ended					% Change
(Dollars in thousands)	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Seq. Quarter	Year over Year
Allowance for loan and lease losses:
Balance beginning of period	$139,503	$136,867	$136,292	$133,984	$133,692
Provision for loan and lease losses	12,928	11,997	10,657	11,672	13,171	8%	(2)%
Charge-offs	(15,751)	(13,222)	(13,944)	(13,002)	(16,303)	19%	(3)%
Recoveries	3,928	3,861	3,862	3,638	3,424	2%	15%
Net charge-offs	(11,823)	(9,361)	(10,082)	(9,364)	(12,879)	26%	(8)%
Total allowance for loan and lease losses	140,608	139,503	136,867	136,292	133,984	1%	5%
Reserve for unfunded commitments	3,963	3,932	3,816	3,495	3,611	1%	10%
Total allowance for credit losses	$144,571	$143,435	$140,683	$139,787	$137,595	1%	5%

Net charge-offs to average loans and leases (annualized)	0.25%	0.20%	0.22%	0.22%	0.29%
Recoveries to gross charge-offs	24.94%	29.20%	27.70%	27.98%	21.00%
Allowance for loan and lease losses to loans and leases	0.74%	0.75%	0.75%	0.76%	0.77%
Allowance for credit losses to loans and leases	0.76%	0.77%	0.77%	0.78%	0.79%

Umpqua Reports Fourth Quarter and Full-Year 2017 Results
January 23, 2018

Umpqua Holdings Corporation
Credit Quality – Allowance for Loan and Lease Losses
(Unaudited)
	Year Ended		% Change
(Dollars in thousands)	Dec 31, 2017	Dec 31, 2016	Year over Year
Allowance for credit losses:
Balance beginning of period	$133,984	$130,322
Provision for loan and lease losses	47,254	41,674	13%
Charge-offs	(55,919)	(49,923)	12%
Recoveries	15,289	11,911	28%
Net charge-offs	(40,630)	(38,012)	7%
Total allowance for loan and lease losses	140,608	133,984	5%
Reserve for unfunded commitments	3,963	3,611	10%
Total allowance for credit losses	$144,571	$137,595	5%

Net charge-offs to average loans and leases	0.22%	0.22%
Recoveries to gross charge-offs	27.34%	23.86%

Umpqua Reports Fourth Quarter and Full-Year 2017 Results
January 23, 2018

Umpqua Holdings Corporation
Selected Ratios
(Unaudited)

	Quarter Ended					% Change
	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Seq. Quarter	Year over Year
Average Rates:
Yield on loans and leases	4.65%	4.70%	4.67%	4.65%	4.70%	(0.05)	(0.05)
Yield on loans held for sale	3.99%	3.89%	3.26%	3.86%	3.79%	0.10	0.20
Yield on taxable investments	2.17%	2.00%	2.07%	2.10%	1.85%	0.17	0.32
Yield on tax-exempt investments (1)	4.49%	4.59%	4.64%	4.76%	4.72%	(0.10)	(0.23)
Yield on temporary investments and interest bearing cash	1.22%	1.47%	1.03%	0.79%	0.56%	(0.25)	0.66
Total yield on earning assets (1)	4.26%	4.30%	4.26%	4.18%	4.14%	(0.04)	0.12

Cost of interest bearing deposits	0.40%	0.36%	0.33%	0.30%	0.28%	0.04	0.12
Cost of securities sold under agreements
to repurchase and fed funds purchased	0.06%	0.10%	0.32%	0.04%	0.04%	(0.04)	0.02
Cost of term debt	1.67%	1.63%	1.72%	1.67%	1.53%	0.04	0.14
Cost of junior subordinated debentures	5.11%	5.02%	4.88%	4.70%	4.59%	0.09	0.52
Total cost of interest bearing liabilities	0.58%	0.55%	0.52%	0.48%	0.46%	0.03	0.12

Net interest spread (1)	3.68%	3.75%	3.74%	3.70%	3.68%	(0.07)	—
Net interest margin (1)	3.88%	3.94%	3.91%	3.85%	3.83%	(0.06)	0.05

Performance Ratios:
Return on average assets	1.28%	0.96%	0.92%	0.75%	1.11%	0.32	0.17
Return on average tangible assets	1.38%	1.04%	0.99%	0.81%	1.20%	0.34	0.18
Return on average common equity	8.22%	6.10%	5.76%	4.74%	7.04%	2.12	1.18
Return on average tangible common equity	15.08%	11.23%	10.67%	8.83%	13.19%	3.85	1.89
Efficiency ratio – Consolidated	65.63%	63.43%	64.71%	68.15%	59.65%	2.20	5.98
Efficiency ratio – Bank	61.76%	61.42%	62.45%	65.75%	57.96%	0.34	3.80

(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 35% tax rate.

Umpqua Reports Fourth Quarter and Full-Year 2017 Results
January 23, 2018

Umpqua Holdings Corporation
Selected Ratios
(Unaudited)

	Year Ended		% Change
	Dec 31, 2017	Dec 31, 2016	Year over Year
Average Rates:
Yield on loans and leases	4.67%	4.83%	(0.16)
Yield on loans held for sale	3.75%	3.84%	(0.09)
Yield on taxable investments	2.09%	2.07%	0.02
Yield on tax-exempt investments (1)	4.62%	4.71%	(0.09)
Yield on temporary investments and interest bearing cash	1.04%	0.53%	0.51
Total yield on earning assets (1)	4.25%	4.36%	(0.11)

Cost of interest bearing deposits	0.35%	0.28%	0.07
Cost of securities sold under agreements
to repurchase and fed funds purchased	0.14%	0.04%	0.10
Cost of term debt	1.67%	1.67%	—
Cost of junior subordinated debentures	4.93%	4.37%	0.56
Total cost of interest bearing liabilities	0.53%	0.46%	0.07

Net interest spread (1)	3.72%	3.90%	(0.18)
Net interest margin (1)	3.90%	4.04%	(0.14)

Performance Ratios:
Return on average assets	0.98%	0.97%	0.01
Return on average tangible assets	1.06%	1.04%	0.02
Return on average common equity	6.22%	5.97%	0.25
Return on average tangible common equity	11.49%	11.25%	0.24
Efficiency ratio – Consolidated	65.42%	64.15%	1.27
Efficiency ratio – Bank	62.77%	62.35%	0.42

(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 35% tax rate.

Umpqua Reports Fourth Quarter and Full-Year 2017 Results
January 23, 2018

Umpqua Holdings Corporation Average Balances
(Unaudited)

	Quarter Ended					% Change
(Dollars in thousands)	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Seq. Quarter	Year over Year
Temporary investments and interest bearing cash	$509,187	$253,015	$125,886	$804,354	$1,194,904	101%	(57)%
Investment securities, taxable	2,804,530	2,867,292	3,008,079	2,723,576	2,373,652	(2)%	18%
Investment securities, tax-exempt	286,345	281,139	292,553	286,444	287,359	2%	0%
Loans held for sale	370,564	420,282	392,183	351,570	482,028	(12)%	(23)%
Loans and leases	18,765,251	18,537,827	18,024,651	17,598,314	17,386,385	1%	8%
Total interest earning assets	22,735,877	22,359,555	21,843,352	21,764,258	21,724,328	2%	5%
Goodwill and other intangible assets, net	1,818,730	1,820,394	1,822,032	1,823,799	1,825,491	0%	0%
Total assets	25,661,576	25,311,994	24,792,869	24,730,285	24,740,986	1%	4%

Non-interest bearing demand deposits	6,611,493	6,354,591	5,951,670	5,883,924	5,939,223	4%	11%
Interest bearing deposits	13,281,502	13,155,462	13,037,064	13,119,736	13,026,614	1%	2%
Total deposits	19,892,995	19,510,053	18,988,734	19,003,660	18,965,837	2%	5%
Interest bearing liabilities	14,790,883	14,705,842	14,659,650	14,661,558	14,606,120	1%	1%

Shareholders’ equity - common	3,998,619	3,989,868	3,956,777	3,936,340	3,914,624	0%	2%
Tangible common equity (1)	2,179,889	2,166,474	2,134,745	2,112,541	2,089,133	1%	4%

Umpqua Holdings Corporation Average Balances
(Unaudited)
	Year Ended		% Change
(Dollars in thousands)	Dec 31, 2017	Dec 31, 2016	Year over Year
Temporary investments and interest bearing cash	$421,836	$736,854	(43)%
Investment securities, taxable	2,851,136	2,314,062	23%
Investment securities, tax-exempt	286,605	284,780	1%
Loans held for sale	383,802	416,724	(8)%
Loans and leases	18,235,547	17,258,081	6%
Total interest earning assets	22,178,926	21,010,501	6%
Goodwill and other intangible assets, net	1,821,223	1,828,575	0%
Total assets	25,127,247	24,121,462	4%

Non-interest bearing demand deposits	6,202,835	5,616,585	10%
Interest bearing deposits	13,148,903	12,730,866	3%
Total deposits	19,351,738	18,347,451	5%
Interest bearing liabilities	14,704,841	14,320,838	3%

Shareholders’ equity - common	3,969,869	3,898,599	2%
Tangible common equity (1)	2,148,646	2,070,024	4%

(1) Average tangible common equity is a non-GAAP financial measure. Average tangible common equity is calculated as average common shareholders’ equity less average goodwill and other intangible assets, net (excluding MSRs).

Umpqua Reports Fourth Quarter and Full-Year 2017 Results
January 23, 2018

Umpqua Holdings Corporation Residential Mortgage Banking Activity
(unaudited)

	Quarter Ended					% Change
(Dollars in thousands)	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Seq. Quarter	Year over Year
Residential mortgage servicing rights:
Residential mortgage loans serviced for others	$15,336,597	$15,007,942	$14,797,242	$14,541,171	$14,327,368	2%	7%
MSR asset, at fair value	153,151	141,225	141,832	142,344	142,973	8%	7%
MSR as % of serviced portfolio	1.00%	0.94%	0.96%	0.98%	1.00%
Residential mortgage banking revenue:
Origination and sale	$29,864	$32,784	$32,385	$24,647	$32,386	(9)%	(8)%
Servicing	10,287	9,879	9,839	9,858	9,597	4%	7%
Change in fair value of MSR asset	1,967	(9,233)	(8,330)	(7,671)	16,465	(121)%	(88)%
Total	$42,118	$33,430	$33,894	$26,834	$58,448	26%	(28)%

Closed loan volume:
Closed loan volume - portfolio	$265,718	$336,362	$312,022	$245,334	$250,000	(21)%	6%
Closed loan volume - for-sale	850,453	891,063	918,200	754,715	1,061,327	(5)%	(20)%
Closed loan volume - total	$1,116,171	$1,227,425	$1,230,222	$1,000,049	$1,311,327	(9)%	(15)%

Gain on sale margin:
Based on for-sale volume	3.51%	3.68%	3.53%	3.27%	3.05%	(0.17)	0.46

	Year Ended		% Change
	Dec 31, 2017	Dec 31, 2016	Year over Year
Residential mortgage banking revenue:
Origination and sale	$119,680	$148,509	(19)%
Servicing	39,863	35,280	13%
Change in fair value of MSR asset	(23,267)	(25,926)	(10)%
Total	$136,276	$157,863	(14)%

Closed loan volume:
Closed loan volume - portfolio	$1,159,436	$1,254,492	(8)%
Closed loan volume - for-sale	3,414,431	3,990,278	(14)%
Closed loan volume - total	$4,573,867	$5,244,770	(13)%

Gain on sale margin:
Based on for-sale volume	3.51%	3.72%	(0.21)

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